                                                                    EXHIBIT 21.1


                         THE J.H. HEAFNER COMPANY, INC.
                           Corporate Structure Chart


                        J. H. Heafner Company, Inc.*
         --------------------------------------------------------------------
 Oliver & Winston+          The Speed Merchant, Inc.+        California Tire Company, Inc.+
d/b/a Winston Tires    d/b/a/ Competition Parts Warehouse
                       ----------------------------------
                             Phoenix Racing, Inc.+

* Incorporated in the state of North Carolina
+ Incorporated in the state of California